As filed with the Securities and Exchange Commission on September 30, 2003
Registration No. 333-106551

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

At Road, Inc.

(Exact name of registrant as specified in charter)

Delaware	94-3209170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47200 Bayside Parkway

Fremont, CA 94538
510-668-1638
(Address, including registrant’s zip code, and telephone number, including area code, of principal executive offices)

Krish Panu

Chief Executive Officer
47200 Bayside Parkway
Fremont, CA 94538
510-668-1638
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark B. Weeks Amy Elizabeth Paye Venture Law Group A Professional Corporation 2775 Sand Hill Road Menlo Park, CA 94025 650-854-4488	Jeffrey D. Saper Jack Helfand Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304-1050 650-493-9300

Date of commencement of sale to the public: August 20, 2003

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

The registrant hereby withdraws from registration 975,000 shares of its common stock registered pursuant to its Registration Statement on Form S-3 (No. 333-106551) to cover an over-allotment option granted to the underwriters, which option was not exercised and has expired. The Registration Statement is hereby amended, as appropriate, to reflect the expiration of such option.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment #1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 30, 2003.

At Road, Inc.

By:	/s/ KRISH PANU

Krish Panu
President and Chief Executive Officer

Date: September 30, 2003

Pursuant to the requirements of the Securities Act of 1933, the following persons on behalf of the Registrant and in the capacities and on the dates indicated below have signed this Post-Effective Amendment #1 to Form S-3.

Signature	Title	Date

/s/ KRISH PANU Krish Panu	Chairman of the Board of Directors, President and Chief Executive Officer	September 30, 2003

/s/ THOMAS C. HOSTER Thomas C. Hoster	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2003

* Kris Chellam	Director	September 30, 2003

* Charles E. Levine	Director	September 30, 2003

* Stuart G. Phillips	Director	September 30, 2003

* T. Peter Thomas	Director	September 30, 2003
* /s/ THOMAS C. HOSTER Thomas C. Hoster Attorney-in-fact